Exhibit 10.32

Form of
Award Agreement
For Incentive Stock Options Granted Under the
First Charter Corporation 2000 Omnibus Stock Option and Award Plan

[ Date ]

Dear:

     Because you are a valued [employee/officer], First Charter Corporation (the “Corporation”) has awarded you Incentive Stock Options (the “Options”) to purchase shares of the Common Stock of the Corporation (the “Common Stock”) on the terms set forth in this Award Agreement (the “Award Agreement”) and in the First Charter Corporation 2000 Omnibus Stock Option and Award Plan (the “Plan”).

     The Options are granted under the terms of the Plan. The Plan is administered by a committee (the “Committee”) appointed by the Board of Directors. A copy of the Plan is enclosed with this Award Agreement. The terms and conditions of the Plan are incorporated herein by reference, and the Options remain at all times subject to the terms and provisions of the Plan and this Award Agreement. You should refer to the Plan for all undefined terms and many conditions not set forth in this Award Agreement.

     A. Award of Options. The Corporation hereby grants you, during the ten (10) year period commencing on _________, ___(the Grant Date”) and ending on ___, ___(the “Option Period”), Options to purchase ( ___shares) of the Common Stock from the Corporation at a purchase price of $___.___per share (the “Option Price”). The Option Price is the fair market value of a share of Common Stock on the Grant Date.

     B. Vesting and Exercise of Options. Except as may be required under Article X of the Plan, the Options shall vest and be exercisable from time to time in accordance with the following schedule (purchases may be cumulative):

     [ Vesting schedule pursuant to terms of award ]

     C. Termination of Options.

     (1) Options may not be exercised after the expiration of the Option Period and are only exercisable as provided in Section B of this Award Agreement. The Options hereby granted shall terminate and be of no force or effect upon the expiration of the Option Period. In addition, if you have a Termination of Service during the Option Period for any reason other than (i) your death, (ii) your Disability (as defined by the Committee in its sole and absolute discretion), (iii) your involuntary Termination of Service without cause, or (iv) your retirement [with the consent of the Corporation], the non-vested number of Options shall terminate and no longer be exercisable.

     (2) Subject to the limitations set forth in this Award Agreement and in the Plan, you may exercise the vested number of Options in whole or in part at any time or from time to time from the date of this Award Agreement until the first to occur of:

     (i) three months following the date of your retirement from the Board of Directors [with the consent of the Corporation,]

     (ii) one year following the date of your death (if you were an employee at the time of your death or if your death occurs within three months after your retirement from the Board of Directors

[with the consent of the Corporation] (during which one year period the Option may be exercised (to the extent otherwise exercisable) by the person to whom your rights hereunder shall have passed by will or by the laws of descent and distribution),

     (iii) one year following the date your Termination of Service because of your Disability, or

     (iv) the date the Options would otherwise expire.

     D. Exercise of Options.

     (1) Options may be exercised by written notice to the Corporation at its offices at 10200 David Taylor Drive, Charlotte, North Carolina 28262, Post Office Box 37937, Charlotte, North Carolina 28237-7937 Attention: Laura N. Blalock, or such other address to which the principal office of the Corporation may be relocated, which notice shall (i) be signed by you (or, if applicable, by your successors), (ii) state the number of Options being exercised, and (iii) contain such other information as the Committee may require. Payment in full of the Option Price shall be made at the time of the exercise of the Options (i) in cash or by check payable to the order of the Corporation, (ii) by delivery of shares of Common Stock already owned by and in your possession, or (iii) any combination thereof. Shares of Common Stock which you previously held and surrendered in accordance with rules and regulations adopted by the Committee for the purpose of making full or partial payment of the Option Price shall be valued for such purpose at the Fair Market Value thereof on the date the Options are exercised. As soon as practicable after the notice and the Option Price have been received by the Corporation, the Corporation shall deliver to you a stock certificate registered in your name representing the shares of Common Stock to be acquired under the Options.

     (2) Upon the occurrence of a Change of Control or other fundamental change described in Article X of the Plan, the Options shall become exercisable in full for the remainder of the Option Period.

     (3) As provided in Article X of the Plan, appropriate adjustments shall be made in the number of shares for which the Options are exercisable should there be a change in the capital structure of the Corporation or a merger, and the Board of Directors may take appropriate actions with respect to the Options in the event of such significant corporate transaction or merger.

     (4) The Options are not transferable by you except by will or by the laws of descent and distribution, and the Options are exercisable only by you during your lifetime.

     (5) By signing this Award Agreement, you agree to make arrangements satisfactory to the Corporation to comply with any income and payroll tax withholding requirements that may apply upon the exercise of the Options.

     E. Incorporation of the Plan into this Award Agreement. By signing this Award Agreement, you specifically acknowledge that you have read the Plan and agree to be bound by its obligations and responsibilities. Specifically, you acknowledge that you are aware of the provisions providing for the Option Period, the manner in which the Options may be exercised, and the termination of the Options.

     F. No Rights as a Shareholder Until Exercise. Under the Plan, neither you nor, if applicable, your personal representative, shall be nor have any rights or privileges of a shareholder of the Corporation with respect to any shares of Common Stock which may be acquired upon the exercise of the Options, in whole or in part, prior to the date upon which the Options are actually exercised for such shares and the certificates representing such shares are issued.

     G. Tax Treatment. The Options are deemed to be Incentive Stock Options and may qualify for special tax treatment under Section 422 of the Internal Revenue Code. Please consult your tax advisor to determine how to preserve the special tax treatment on the Incentive Stock Options.

     H. Legended Shares. The shares of Common Stock purchased by you upon exercise of the Options may contain a legend indicating what restrictions, if any, apply to such shares as may be required by the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder, including without limitation any restrictions on the sale of such shares as provided in Section 16 of the Securities Act or Rule 144 promulgated thereunder.

     I. Notice. Under the Plan, written notice is deemed to have been given to the Corporation if delivered personally or mailed first class, postage prepaid, to the Corporation at the address shown in Section D of this Award Agreement and to you at the address on the first page of this Award Agreement.

     J. Agreement. In consideration of the grant of the Options, you hereby agree that you will comply with such other conditions as the Committee may impose on the exercise of the Options.

     If you agree to the foregoing terms and conditions, please sign both copies of this Award Agreement, retain one copy for your records and return the other to the Corporation.

Sincerely,

FIRST CHARTER CORPORATION

By:

Name:

Title:

Agreed and Accepted:

By:

Date:

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